IDS LIFE SERIES FUND, INC.

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as a director or officer of IDS Life Series Fund, Inc., which is an open end, diversified investment company that previously has filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:
                                                            1933 Act 1940 Act
Reg. Number                                                    Reg. Number
-----------                                               ---------------------
IDS Life Series Fund, Inc. (Life Series)                   2-97636    811-4299

hereby  constitutes  and appoints  William A.  Stoltzmann,  Mary Ellyn  Minenko,
Eileen J. Newhouse and Timothy S. Meehan or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his or her name, place and stead any and all further filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 20th day of April, 2000.


/s/  Timothy V. Bechtold
     Timothy V. Bechtold
     Director


/s/  Rodney P. Burwell
     Rodney P. Burwell
     Director


/s/  Lorraine R. Hart
     Lorraine R. Hart
     Vice President, Investments


/s/  Jeffrey S. Horton
     Jeffrey S. Horton
     Vice President and Treasurer


_________________________________
     Jean B. Keffeler
     Director

/s/  Richard W. Kling
     Richard W. Kling
     Director and President


/s/  Paul F. Kolkman
     Paul F. Kolkman
     Vice President and Chief Actuary


/s/  Thomas R. McBurney
     Thomas R. McBurney
     Director


/s/  Timothy S. Meehan
     Timothy S. Meehan
     Secretary


/s/  Frederick C. Quirsfield
     Frederick C. Quirsfield
     Vice President, Investments


/s/  William A. Stoltzmann
     William A. Stoltzmann
     General Counsel and Assistant Secretary


/s/  Philip C. Wentzel
     Philip C. Wentzel
     Controller